PINEBRIDGE MUTUAL FUNDS
SECOND AMENDMENT
TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 30th day of November, 2011, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of February 23, 2011, as amended August 16, 2011, is entered into by and between PINEBRIDGE MUTUAL FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PINEBRIDGE MUTUAL FUNDS                                                                           U.S. BANCORP FUND SERVICES, LLC

By: /s/Robin Thorn                                                                                                  By: /s/Michael R. McVoy

Name: Robin Thorn                                                                                  Name: Michael R. McVoy

Title:  Head of Global Securities                                                            Title: Executive Vice President

Amended Exhibit A

to the Fund Accounting Servicing Agreement

Separate Series of PineBridge Mutual Funds

Name of Series
PineBridge US Micro Cap Growth Fund
PineBridge US Small Cap Growth Fund
PineBridge US 25 Equity Fund
PineBridge Merger Arbitrage Fund

Amended Exhibit B to the Fund Accounting Servicing Agreement

PineBridge Mutual Funds

FUND ACCOUNTING SERVICES - FEE SCHEDULE Effective 12-1-10 through 12/1/ 2012
PineBridge US Micro Cap Growth Fund 2 classes*
$___ for the first $___
___ basis point on the next $___
___basis point on the balance
** ___% discount for period 12/1/10 -12/1/11
** ___% discount for period 12/1/11 - 12/1/12

PineBridge US Small Cap Growth Fund 2 classes*
$___ for the first $___
___ basis points on the next $___
___ basis point on the balance
** ___% discount for period 12/1/10 -12/1/11
** ___% discount for period 12/1/11 - 12/1/12

PineBridge Merger Arbitrage Fund 2 classes*
$___ for the first $___
___ basis points on the next $___
___ basis point on the balance

PineBridge US 25 Equity Fund 2 Classes*
$___ for the first $___
___ basis points on the next $___
___ basis point on the balance
 ** ___% discount for period 9/19/11 -12/1/11
**  ___% discount for period 12/1/11 - 12/1/12

Multiple Classes*
___% increase per additional class regarding minimums has been reduced. ___% increase per additional class will remain in effect for basis point fees.

Fees are billed monthly.
* Annual fee

Master/Feeder Funds*
Priced separately.

Multiple Manager Funds*
Additional base fee:
$___ per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately.
NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.
All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
• $___  Domestic and Canadian Equities
• $___  Options
• $___  Corp/Gov/Agency Bonds
• $___  CMO's
• $___  International Equities
• $___  Municipal Bonds, International Bonds
• $___  Money Market Instruments
• $___ /fund/month - Mutual Fund Pricing
• $___ /equity Security/Month Corporate Actions
• $___/Fund per Day – Bank Loans
• $___/Fund per Day –Credit Default Swaps/Swaptions
• $___/Fund per month Mutual Fund Pricing
• $___ /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $___ /CMO/month
• $___ /Mortgage Backed/month
• $___ /month Minimum Per Fund Group
AIS Web Portal - $___ /month – Web reporting

Amended Exhibit B to the Fund Accounting Servicing Agreement

PineBridge Mutual Funds

Chief Compliance Officer Support Services FEE SCHEDULE at December, 2010

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting
Annual Fee Schedule*
• $___ per service line per year*

.
*Annual Fee Schedule (and fees are billed monthly)
.